UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2006
ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Commerce Street, East Wing, Franklin	07417
Lakes, NJ

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (201) 651-5140

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     ReGen Biologics, Inc. (OTC: RGBI) an innovative orthopedic products company announced today that it has completed a $6.95 million private equity placement. Under the terms of subscription agreements, warrant certificates and option agreements dated November 30, 2006 and December 1, 2006, ReGen Biologics, Inc. (the “Company”) sold approximately 18.8 million shares of restricted common stock at a price per share of $0.37, for gross proceeds of approximately $6.95 million. Each investor in the offering received a number of warrants equal to 30% of the number of shares that investor purchased in the offering, with the warrants having a 5-year term and an exercise price of $0.55 per share. Each investor also received an option to purchase the number of common shares that investor purchased in the offering, exercisable for cash at $0.37 per share within 15 days of FDA clearance of the Company’s collagen scaffold device. The Company has agreed to register the common stock sold in the private placement as well as the common shares issuable upon the exercise of the warrants and options on one or more registration statements to be filed with the SEC.
     Vail Securities Investments, Inc. and Medwork AG acted as placement agents (“Placement Agents”) for the private placement. In connection with the transactions described herein, the Company paid the Placement Agents approximately $74,000 as compensation for services rendered.
Item 3.02 Unregistered Sales of Equity Securities.
     The information contained above in Item 1.01 is hereby incorporated by reference. The issuance of the common shares, the warrants and the options was not registered, in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, because the shares, warrants and options were only offered to accredited investors.
Item 7.01 Regulation FD Disclosure.
     On December 4, 2006 the Company issued a press release relating to the private placement, which release is attached hereto as Exhibit 99.1. The information contained in the press release is deemed to be “filed” under the Securities Exchange Act of 1934 as Exhibit 99.1 to this Current Report, and such press release is incorporated herein by reference.
Item 9.01. Financial Statements And Exhibits.
(d) Exhibits

10.1	Form of Subscription Agreement by and between ReGen Biologics, Inc. and the Investors named therein dated as of November 30, 2006.

10.2	Form of Subscription Agreement by and between ReGen Biologics, Inc. and the Investors named therein dated as of December 1, 2006.

10.3	Form of Warrant Certificate by and between ReGen Biologics, Inc. and the Individuals named therein, dated as of November 30, 2006.

10.4	Form of Warrant Certificate by and between ReGen Biologics, Inc. and the Individuals named therein, dated as of December 1, 2006.

10.5	Form of Option Agreement by and between ReGen Biologics, Inc. and the Individuals named therein dated as of November 30, 2006.

10.6	Form of Option Agreement by and between ReGen Biologics, Inc. and the Individuals named therein dated as of December 1, 2006.

99.1	Press Release of ReGen Biologics, Inc. dated December 4, 2006. The information contained in this Press Release is deemed to be “filed” under the Securities Exchange Act of 1934.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.
By:	/s/ Brion D. Umidi
Name:	Brion D. Umidi
Title:	Senior Vice President and Chief Financial Officer

Dated: December 6, 2006